   As filed with the Securities and Exchange Commission on October 3, 1995.
                                                       Registration No. 33-____
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)


        Maryland                                          52-1893632
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                             6801 ROCKLEDGE DRIVE
                           BETHESDA, MARYLAND 20817
                   (Address of principal executive offices)

                             ____________________

                          LOCKHEED MARTIN CORPORATION
                DEFERRED MANAGEMENT INCENTIVE COMPENSATION PLAN
                           (Full title of the plan)
                             ____________________

                           STEPHEN M. PIPER, ESQUIRE
                           ASSISTANT GENERAL COUNSEL
                          LOCKHEED MARTIN CORPORATION
                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 897-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED             PROPOSED
                                                      MAXIMUM              MAXIMUM
       TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE          AGGREGATE            AMOUNT OF
        TO BE REGISTERED            REGISTERED        PER SHARE        OFFERING PRICE(1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

DEFERRED COMPENSATION
  PAYMENT OBLIGATIONS (2)(3)        $40,000,000         100%              $40,000,000              $13,796

-------------------------------------------------------------------------------------------------------------------

(1)      ESTIMATED SOLELY FOR THE PURPOSES OF DETERMINING THE REGISTRATION FEE.

(2) THE DEFERRED COMPENSATION PAYMENT OBLIGATIONS ARE UNSECURED OBLIGATIONS OF LOCKHEED MARTIN CORPORATION TO PAY DEFERRED COMPENSATION IN THE FUTURE IN ACCORDANCE WITH THE TERMS OF THE LOCKHEED MARTIN CORPORATION DEFERRED MANAGEMENT INCENTIVE COMPENSATION PLAN (THE "PLAN").

(3) PARTICIPANTS IN THE PLAN MAY ELECT TO HAVE COMPENSATION DEFERRED TREATED AS IF SUCH AMOUNT HAD BEEN USED TO PURCHASE LOCKHEED MARTIN CORPORATION COMMON STOCK. FOR PURPOSES OF THIS REGISTRATION STATEMENT, THIS INVESTMENT OPTION IS REFERRED TO AS REFERENCE UNITS. THE REFERENCE UNITS WILL ACCRUE EARNINGS (OR LOSSES) ON DEFERRED COMPENSATION PAYMENT OBLIGATIONS BASED ON THE PERFORMANCE OF LOCKHEED MARTIN CORPORATION COMMON STOCK. NO ADDITIONAL CONSIDERATION WILL BE PAID FOR THE REFERENCE UNITS.

________________________________________________________________________________

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed by the Registrant, Martin Marietta Corporation and Lockheed Corporation with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the Commission on May 10, 1995 pursuant to Rule 15d-2 promulgated by the Commission under Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Registrant's Proxy Statement/Prospectus filed pursuant to Registration Statement No. 33-57645 on Form S-4 filed with the Commission on February 9, 1995;

          (c) Martin Marietta Corporation's Annual Report on Form 10-K for the year ended December 31, 1994;

          (d) Lockheed Corporation's Annual Report on Form 10-K for the year ended December 25, 1994;

          (e) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 15, 1995;

          (f) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 11, 1995, as amended on Form 10-Q/A filed with the Commission on September 27, 1995;

          (g) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description;

          (h) The Registrant's Current Report on Form 8-K filed with the Commission on March 15, 1995.

          (i) The Registrant's Current Report on Form 8-K filed with the Commission on March 23, 1995;

          (j) The Registrant's Current Report on Form 8-K filed with the Commission on May 4, 1995;

          (k) The Registrant's Current Report on Form 8-K filed with the Commission on May 24, 1995;

          (l) The Registrant's Current Report on Form 8-K filed with the Commission on October 2, 1995;

          (m) Current Reports on Form 8-K filed by Martin Marietta Corporation on February 13, 1995, February 17, 1995 and March 23, 1995; and

          (n) Current Reports on Form 8-K filed by Lockheed Corporation on February 21, 1995 and March 23, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.   Description of Securities.
          -------------------------

     DEFERRED COMPENSATION PAYMENT OBLIGATIONS

     Under the Lockheed Martin Deferred Management Incentive Compensation Plan (the "Plan"), Lockheed Martin Corporation (the "Corporation") will provide eligible employees the opportunity to defer a specified portion of their incentive compensation. The obligation of the Corporation to distribute the compensation deferred, together with earnings (or losses), if any, (the "Deferred Compensation Payment Obligations") will be unsecured general obligations of the Corporation to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured general obligations of the Corporation.

     Under the Plan, participants may elect to invest deferred compensation in a manner such that the amount deferred will be treated as if such amount had been used to purchase shares of the Registrant's Common Stock. This is, however, only a bookkeeping entry and not an actual purchase of the Registrant's Common Stock. For purposes of this Registration Statement, these investments are referred to as Reference Units. The value of Reference Units will fluctuate based on changes in the value of Lockheed Martin Corporation Common Stock. To the extent that dividends are paid on Lockheed Martin Corporation Common Stock, a like amount will be added to the participant's account and, reinvested in Reference Units. This right to accrue earnings (or losses) based on the fluctuations in the value of Lockheed Martin Corporation Common Stock may be deemed to be a "security" under the Securities Act of 1933 and, as such, is being registered on this Registration Statement on Form S-8.


ITEM 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The Opinion of Counsel as to the legality of the securities being issued (constituting Exhibit 5-A) has been rendered by counsel who is a full-time employee of the Registrant. The Opinion of Counsel as to compliance with the requirements of ERISA (constituting Exhibit 5-B) has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinions are eligible to participate in the Plan.


ITEM 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

     Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.


ITEM 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable


ITEM 8.   Exhibits.
          --------

     4. Lockheed Martin Corporation Deferred Management Incentive Compensation Plan.

   5-A.   Opinion of Stephen M. Piper, Esquire.

   5-B.   Opinion of Marian S. Block, Esquire.

  23-A.   Consent of Ernst & Young LLP.

  23-B. Consent of Stephen M. Piper, Esquire (contained in Exhibit 5-A hereof).

  23-C.   Consent of Marian S. Block, Esquire (contained in Exhibit 5-B hereof).

    24.   Powers of Attorney.


ITEM 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Montgomery, State of Maryland on the date indicated below.

                          LOCKHEED MARTIN CORPORATION

Date:  October 3, 1995                       By:  /s/ Frank H. Menaker, Jr.
                                                      ---------------------
                                                      Frank H. Menaker, Jr.
                                                      Vice President and
                                                        General Counsel


     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                      Title                       Date
     ---------                      -----                       ----

/s/  Daniel M. Tellep               Chairman of the           September 28, 1995
     ----------------
     Daniel M. Tellep*              Board, Chief
                                    Executive Officer
                                    and Director

/s/  Marcus C. Bennett              Senior Vice               September 28, 1995
     -----------------
     Marcus C. Bennett*             President, Chief
                                    Financial Officer
                                    and Director

/s/  Robert E. Rulon                Controller and Chief      September 28, 1995
     ---------------
     Robert E. Rulon*               Accounting Officer

/s/  Norman R. Augustine            Director                  September 28, 1995
     -------------------
     Norman R. Augustine*

/s/  Lynne V. Cheney                Director                  September 28, 1995
     ---------------
     Lynne V. Cheney*

/s/  A. James Clark                 Director                  September 28, 1995
     --------------
     A. James Clark*

     Signature                      Title                       Date
     ---------                      -----                       ----

/s/  Edwin I. Colodny               Director                  September 28, 1995
     ----------------
     Edwin I. Colodny*

/s/  Lodwrick M. Cook               Director                  September 28, 1995
     ----------------
     Lodwrick M. Cook*

/s/  James L. Everett, III          Director                  September 28, 1995
     ---------------------
     James L. Everett, III*

/s/  Houston I. Flournoy            Director                  September 28, 1995
     -------------------
     Houston I. Flournoy*

/s/  James F. Gibbons               Director                  September 28, 1995
     ----------------
     James F. Gibbons*

/s/  Edward L. Hennessy, Jr.        Director                  September 28, 1995
     -----------------------
     Edward L. Hennessy, Jr.*

/s/  Edward E. Hood, Jr.            Director                  September 28, 1995
     -------------------
     Edward E. Hood, Jr.*

/s/  Caleb B. Hurtt                 Director                  September 28, 1995
     --------------
     Caleb B. Hurtt*

/s/  Gwendolyn S. King              Director                  September 28, 1995
     -----------------
     Gwendolyn S. King*

/s/  Lawrence O. Kitchen            Director                  September 28, 1995
     -------------------
     Lawrence O. Kitchen*

/s/  Gordon S. Macklin              Director                  September 28, 1995
     -----------------
     Gordon S. Macklin*

/s/  Vincent N. Marafino            Director                  September 28, 1995
     -------------------
     Vincent N. Marafino*

/s/  Eugene F. Murphy               Director                  September 28, 1995
     ----------------
     Eugene F. Murphy*

/s/  Allen E. Murray                Director                  September 28, 1995
     ---------------
     Allen E. Murray*

/s/  David S. Potter                Director                  September 28, 1995
     ---------------
     David S. Potter*

/s/  Carlisle A.H. Trost            Director                  September 28, 1995
     -------------------
     Carlisle A.H. Trost*

     Signature                      Title                       Date
     ---------                      -----                       ----

/s/  James R. Ukropina              Director                  September 28, 1995
     -----------------
     James R. Ukropina*

/s/  Douglas C. Yearly              Director                  September 28, 1995
     -----------------
     Douglas C. Yearly


                   *By: /s/ Stephen M. Piper           October 3, 1995
                            ----------------
                           (Stephen M. Piper, Attorney-in-fact**)


_____________________

**By authority of Powers of Attorney filed with this Registration
  Statement on Form S-8.

                                 EXHIBIT INDEX

EXHIBIT                                                       PAGE
NUMBER                   DESCRIPTION                           NO.
------                   -----------                          ----

     4.   Lockheed Martin Corporation Deferred
          Management Incentive Compensation Plan.

   5-A.   Opinion of Stephen M. Piper, Esquire.

   5-B.   Opinion of Marian S. Block, Esquire.

  23-A.   Consent of Ernst & Young LLP.

  23-B. Consent of Stephen M. Piper, Esquire. (contained in Exhibit 5-A hereof).

  23-C.   Consent of Marian S. Block, Esquire (contained in Exhibit 5-B hereof).

    24.   Powers of Attorney.